News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

February 19, 2014
(N)
NYSE:STR
14-05

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS 2013 EARNINGS
Wexpro II acquisition approved
Questar Fueling announces additional CNG station
Provides 2014 EPS and capital guidance
SALT LAKE CITY - Questar Corporation (NYSE:STR) reported net income of $161.2 million for 2013, or $0.92 per diluted share. This included a noncash impairment charge for the eastern segment of Southern Trails Pipeline of $52.4 million after-tax, or $0.29 per diluted share. Excluding the impairment charge, 2013 adjusted earnings were $213.6 million, or $1.21 per diluted share, compared to 2012 net income of $212.0 million, or $1.19 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the year rose 5% to $595.0 million compared to $567.8 million for 2012. The return on average common equity (ROE) was 14.4% for 2013. Excluding the impairment charge, Questar’s 2013 adjusted ROE was 18.7%.

NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended December 31,			12 Months Ended December 31,
	2013	2012 (b)	Change	2013	2012 (b)	Change
	(in millions, except earnings per share)
Questar Gas	$26.0	$23.8	9%	$52.8	$47.1	12%
Wexpro	28.4	27.4	4%	110.6	103.9	6%
Questar Pipeline	15.8	14.9	6%	60.6	64.7	(6%)
Corporate and other	(2.1)	(2.3)	(9%)	(10.4)	(3.7)	NM
Adjusted earnings	$68.1	$63.8	7%	$213.6	$212.0	1%
Asset impairment (a)				(52.4)		NM
Net income	$68.1	$63.8	7%	$161.2	$212.0	(24%)
Adjusted earnings per diluted share	$0.39	$0.36	8%	$1.21	$1.19	2%
Asset impairment (a)				(0.29)		NM
Earnings per diluted share	$0.39	$0.36	8%	$0.92	$1.19	(23%)
Weighted-average diluted shares	175.9	175.9	—%	176.0	177.5	(1%)
(a) Impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline. See computations at the end of the attached financial statements.

(b) Includes $3.0 million ($0.02 per diluted share) after-tax impact of the retirement incentive costs in the fourth quarter of 2012. Subsidiaries and corporate each bore a proportionate share of the charge: Questar Gas, $1.5 million; Questar Pipeline, $0.6 million; Wexpro, $0.1 million; and corporate, $0.8 million.

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended December 31,			12 Months Ended December 31,
	2013	2012	Change	2013	2012	Change
	(in millions)
Questar Gas	$60.7	$56.6	$4.1	$156.7	$148.0	$8.7
Wexpro	71.1	60.7	10.4	258.7	236.1	22.6
Questar Pipeline	44.6	44.5	0.1	177.1	180.8	(3.7)
Corporate and other	(0.5)	(0.1)	(0.4)	2.5	2.9	(0.4)
Total	$175.9	$161.7	$14.2	$595.0	$567.8	$27.2
(a)  Management defines Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, gains and losses from asset sales, abandonments and impairments and other special items. See computations at the end of the attached financial statements.

“All Questar businesses executed well in the fourth quarter and for all of 2013. On a consolidated basis, a strong fourth quarter at all business units enabled Questar to reach adjusted 2013 earnings of $1.21 per diluted share, exceeding our tightened 2013 earnings guidance range of $1.16 to $1.20 per share,” said Ronald W. Jibson, Questar chairman, president and CEO. “Questar Gas posted strong 12% earnings growth for the year, reflecting customer growth, infrastructure upgrades and ongoing cost-containment efforts. Wexpro's net income rose 6% while

Questar Pipeline's income, before the impairment charge, was down 6% compared to 2012. Adjusted EBITDA in the fourth quarter grew 9% to $175.9 million and for all of 2013 grew 5% to $595 million.”
“We achieved several key milestones in 2013. First, early in 2013 the Wexpro II Agreement was approved, allowing us to add to the existing inventory of properties from which Wexpro develops and produces cost-of-service gas supplies for Questar Gas customers. Subsequently, Wexpro acquired an additional 42% working interest in the Trail Unit of the Vermillion Basin, our lowest-cost producing basin. The Wexpro II Agreement required us to file with Utah and Wyoming utility commissions to include the acquisition in the existing inventory of properties to develop. I am happy to report that last month, the utility commissions from both states approved the inclusion of the acquired properties under the terms of the Wexpro II Agreement.”
“Another accomplishment was Questar Fueling Company's completion of two new compressed natural gas (CNG) fueling facilities, including the nation’s largest in Houston, Texas, which serves the fleet trucking operations of Swift Transportation and Central Freight Lines and is also open to other CNG vehicles. Questar Fueling also opened a large public CNG-fueling facility in Topeka, Kan. anchored by Frito-Lay and Dart Transit Company. More recently, Questar Fueling announced construction of a new CNG-fueling facility in San Antonio, Texas, with more announcements forthcoming.”
2013 highlights include:

•	Questar Gas invested about $13.5 million in its infrastructure-replacement program in the quarter and $56.9 million for the full year.

•	Questar Gas's customer growth rate increased to 1.6% in 2013, compared to 1.3% in 2012.

•	Questar Gas completed hearings and negotiations in its current general rate case before the Utah Public Service Commission and expects a ruling in the coming weeks.

•	Questar Gas issued $150 million of 30-year and 35-year private-placement notes in December 2013 at a weighted-average rate of 4.80% to replace maturing debt and provide growth capital.

•
The Wexpro II Agreement was approved by Utah and Wyoming regulators, allowing Wexpro the opportunity to acquire additional oil and gas properties and perpetuate the cost-of-service development and production model of the original Wexpro Agreement.

•
Wexpro acquired an additional 42% working interest in the Trail Unit of the Vermillion Basin, which was subsequently approved in January 2014 by Utah and Wyoming utility commissions for cost-of-service development and production under the new Wexpro II Agreement.

•	Wexpro's investment base grew by 11% over the past 12 months to $589.7 million, up from $531.1 million one year earlier.

•	Questar Pipeline completed its expansion project to meet the capacity and delivery needs of the new natural gas-fired Lake Side 2 power plant being built in northern Utah by Rocky Mountain Power.

•	Questar Pipeline completed a new gas pipeline augmenting its existing facilities in the Uinta Basin.

•
Questar Pipeline continued work with its partner, a unit of Spectra Energy, to recommission and market the 96-mile western segment of its Southern Trails Pipeline as a crude oil transport pipeline and develop a rail terminal to offload crude into the pipeline for the final journey to refineries in Southern California.

•	Questar Fueling announced plans to open a new CNG-fueling station in San Antonio, Texas.
Questar Gas
For 2013, Questar Gas reported net income of $52.8 million and generated $156.7 million of Adjusted EBITDA, up 12% and 6%, respectively, compared to 2012. On a financial basis, Questar Gas earned a 10.1% ROE in 2013. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized below:

CHANGE IN QUESTAR GAS MARGIN

	3 Months Ended December 31, 2013 vs. 2012	12 Months Ended December 31, 2013 vs. 2012
	(in millions)
Customer growth	$1.3	$4.2
Customers switching to transportation service	0.6	2.0
Infrastructure-replacement cost recovery	2.9	8.0
Demand-side-management cost recovery	3.9	(6.9)
Recovery of gas-cost portion of bad-debt costs	(0.7)	(0.5)
Alternative fuel tax credit and other	(1.3)	(0.5)
Increase	$6.7	$6.3

As of December 31, Questar Gas served nearly 946,000 customers, an increase of more than 15,000 customers, or 1.6% in 2013, compared to a 1.3% growth rate in 2012. Customer growth has generally accelerated over the past few years. New customers increased margin by about $4.2 million during 2013. Combined operating and maintenance (O&M) and general and administrative (G&A) expenses, excluding demand-side-management (DSM) costs, were up less than 1% to $144 per customer in 2013, compared to $143 a year earlier, a credit to cost-control efforts throughout the year. Changes in margin from DSM cost-recovery revenues are offset by equivalent changes in the program's O&M expenses.
Questar Gas invested $56.9 million in its multi-year infrastructure-upgrade program during 2013, continuing its focus on replacing older large-diameter steel pipe. Questar Gas expects to spend about $55 to $65 million on similar infrastructure upgrades annually for the next several years. In 2010, the Utah Public Service Commission approved an infrastructure-cost-tracking mechanism that enables the timely inclusion of these expenditures in rate base. Questar Gas recognized about $8.0 million of increased margin under this tracker in 2013. This cost-tracking mechanism was reviewed by Utah regulators as part of the current general rate case filed with the Utah Public Service Commission in 2013. In the rate-case filing, Questar Gas requested a $19 million increase in revenues, an expansion of the infrastructure-cost tracker and a continuation of its current 10.35% authorized return on equity. A commission order on all major issues, including the cost-tracker and the authorized return on equity is expected on or before March 1, 2014.
Wexpro
Wexpro grew 2013 net income 6% to $110.6 million, compared to $103.9 million in 2012. Adjusted EBITDA in 2013 rose 10% to $258.7 million versus $236.1 million a year earlier. Wexpro earned a 19.7% after-tax return on its average investment base in 2013. Under the terms of the 1981 Wexpro Agreement between Wexpro and the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of approximately 20% on its average investment base. Natural gas production is delivered to Questar Gas customers in Utah and Wyoming. In 2013, Wexpro provided about 59% of Questar Gas's gas-supply requirement. In addition, Wexpro's oil and NGL revenues are shared with Questar Gas customers. Revenues from oil and natural gas liquids (NGL) sales increased 11% in 2013 compared to 2012. Wexpro’s efficient operations have resulted in low finding costs and a cost-of-service gas price on new production that is competitive with market prices. Wexpro's investment base changes are summarized below:

CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended December 31,
	2013	2012
	(in millions)
Beginning investment base	$531.1	$474.4
Successful development wells	158.5	149.3
Depreciation, depletion and amortization	(79.2)	(73.9)
Change in deferred taxes	(20.7)	(18.7)
Ending investment base	$589.7	$531.1

Wexpro’s Vermillion Basin acquisition approved for inclusion in Wexpro II
In September 2013, Wexpro completed its acquisition of an additional 42% working interest in the Trail Unit of the Vermillion Basin in western Wyoming at an adjusted purchase price of $104.3 million. Wexpro now estimates that the acquisition added about 137 billion cubic feet equivalent (Bcfe) of net proved natural gas reserves. The acquisition’s proved plus probable and possible reserves are estimated at 195 Bcfe.
In November 2013, in accordance with the terms of the Wexpro II Agreement, Questar Gas filed applications with the Utah and Wyoming utility commissions to include the acquired properties for cost-of-service development and production of gas supplies for its gas-service customers. In January 2014, the Utah and Wyoming commissions gave final approval to add the acquired properties to the inventory of properties from which Wexpro develops and produces natural gas for the benefit of Questar Gas utility customers.
“We consider it a monumental achievement for the company and our utility customers to not only get the Wexpro II Agreement approved, but to now receive approval of Utah and Wyoming regulators to add the newly acquired Vermillion assets to our gas-development inventory,” said Jibson. “We appreciate the long-term perspective of the Utah and Wyoming commissions to approve the addition of these properties in one of our lowest-cost and most-successful development areas. The acquisition has the potential to materially add to the long-term and low-cost gas supplies available to our utility customers and helps to perpetuate the Wexpro model that has saved customers over $1 billion since 1981.”
Questar Pipeline
In 2013, Questar Pipeline reported net income of $8.2 million, which included a noncash impairment of its entire investment in the eastern segment of its Southern Trails Pipeline of $80.6 million, or $52.4 million after income taxes. Excluding the impairment charge, Questar Pipeline’s adjusted net income was $60.6 million in 2013 compared to $64.7 million in 2012.
Questar Pipeline generated $177.1 million of Adjusted EBITDA in 2013 and earned a 1.4% ROE for the year, or 10.0% before the impairment charge. Much of the drop in adjusted earnings is attributable to lower NGL revenue in 2013 and the fact that 2012 results included a $1.6 million after-tax gain from asset sales. NGL revenues were down 38% in 2013 compared to 2012, reflecting lower NGL sales volumes. Depreciation and amortization expenses were up 2% in 2013, reflecting higher property, plant and equipment levels compared to the 2012 period. Combined O&M and G&A costs were down 7% for 2013 when compared to 2012, reflecting lower maintenance, processing, communications and labor-related costs. These lower costs resulted in O&M and G&A expense of $0.09 per decatherm transported in 2013, compared to $0.10 per decatherm transported in 2012. A summary of changes in Questar Pipeline revenues is provided below:

CHANGE IN QUESTAR PIPELINE REVENUES

	3 Months Ended December 31, 2013 vs 2012	12 Months Ended December 31, 2013 vs 2012
	(in millions)
Transportation	$0.7	$0.1
Storage	(0.3)	(1.0)
NGL sales - transportation	(0.2)	0.6
NGL sales - field services	(0.8)	(6.5)
Gathering and processing	(0.4)	(1.3)
Energy services	(1.1)	(2.6)
Other	(1.0)	(0.6)
Decrease	$(3.1)	$(11.3)

As of December 31, 2013, Questar Pipeline held net firm-transportation contracts totaling 5,121 thousand decatherms (Mdth) per day, up 2% from 5,039 Mdth per day at December 31, 2012. The modest increase in transportation revenues for the fourth quarter and for 2013 overall was driven by revenues from a new Uinta Basin pipeline expansion project. The lower NGL sales revenue was primarily due to upstream third-party processing. The decline in gathering and processing revenues reflect reduced gathering volumes and some terminated processing contracts. Energy services revenue fell $2.6 million when compared with 2012, driven by lower demand for well-head automation products and services due to lower gas drilling activity in the Rockies.

Southern Trails Pipeline Update
In the fourth quarter of 2012, Questar Pipeline initiated a strategic review of the noncore Questar Southern Trails Pipeline. All strategic options were analyzed, including joint ventures, asset sales and other alternatives. The western segment of Southern Trails Pipeline extends 96 miles from Whitewater to Long Beach, Calif. This segment has not been placed in service. The eastern segment of Southern Trails Pipeline is in natural gas service and extends 487 miles from the San Juan Basin in New Mexico to connections with other pipelines in the eastern portion of Southern California.
As a result of that review, Questar Pipeline entered into an agreement with an affiliate of Spectra Energy to evaluate and potentially recommission the western portion of its Southern Trails Pipeline to its original purpose as a crude oil transport pipeline and to develop a rail terminal to offload crude into the pipeline for transportation to refineries in Southern California. This project is in the marketing and engineering phase and a decision whether or not to proceed with the development is expected in 2014.
Corporate and other
Corporate and other operations reported a net loss of $10.4 million in 2013, compared to a net loss of $3.7 million in 2012. The increased loss was primarily due to short-term financing costs carried at the corporate level, income tax-related adjustments and start-up costs at Questar Fueling Company.

Questar Fueling to build additional CNG-fueling facilities
Questar Fueling Company recently announced plans to open a new CNG-fueling station in San Antonio, Texas. In addition, plans are in development for CNG facilities in several other locations, including Arizona, California, Connecticut, Kansas, Utah and multiple sites in Texas. The new San Antonio station will serve natural gas-powered trucks operated by Central Freight Lines and is expected to open this summer. The station will also be open to other fleets and the general public who drive natural gas vehicles (NGVs). Central Freight Lines is projected to use more than 1 million diesel-gallon equivalents of natural gas per year. The trucks will use a private time-fill facility in which trucks can fill while parked as well as a six-lane, high-speed-fueling station with public access for anyone driving an NGV.
“Our business is growing because many companies in the trucking industry are transitioning to clean-burning, low-cost CNG,” said Craig Wagstaff, executive vice president and COO of Questar Fueling. “Companies like Swift Trucking, Central Freight, Dart Transit and Frito-Lay are demonstrating their commitment to a cleaner environment and using America’s abundant and economical supply of natural gas. In addition, other motorists in these areas will have public access to the new CNG stations’ clean, low-cost fuel.”
In 2013, Questar Fueling opened its first two CNG-fueling stations in Houston, Texas and Topeka, Kan. The Houston CNG station is the largest in the nation, with five lanes of high-speed, public-access fueling along with 120 private time-fill spaces for trucks parked between shifts. In all, as many as 200 natural gas-powered trucks operated by Swift Transportation and Central Freight Lines will be fueling at this site. This new Houston CNG facility can dispense up to five million diesel-gallon equivalents per year. The Topeka location serves Frito-Lay and Dart Transit Company NGV fleets. It will also be open to the public and can dispense up to 3 million diesel-gallon equivalents of natural gas per year.
2014 EPS and capital guidance provided
    For 2014, the company provided initial EPS guidance of $1.18 to $1.28 per diluted share and established an initial 2014 capital investment forecast of about $440 million. Consolidated capital investment for 2013 was about $504 million, including the $104 million property acquisition by Wexpro. Investment capital has been allocated to its lines of business as follows:

CAPITAL INVESTMENT FORECAST

	2014 Forecast	2013 Actual
	(in millions)
Questar Gas	$190	$166
Wexpro	100	250
Questar Pipeline	120	73
Corporate and other	30	15
Total	$440	$504

“I am very pleased that we were able to exceed our earnings guidance in 2013, due in large part to the extraordinary efforts of our employees to control costs in spite of continuing challenges with the economy and uncertainties such as tax variables, pension and benefits issues, and other expenses,” Jibson said. “The 2012 retirement incentive helped to reduce direct employee costs, but more was needed and our employees found ways to do it. Looking forward, many of these same uncertainties continue that could materially impact future earnings, including the outcome of the Questar Gas rate case. With this in mind, our initial 2014 earnings guidance is between $1.18 and $1.28 per diluted share.”

2013 earnings teleconference
Questar management will discuss 2013 results and the outlook for 2014 in a conference call with investors Thursday, February 20, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.
About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $5.6 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2013;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #

For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$337.4	$281.0	$985.2	$859.7
Wexpro	13.1	9.0	45.1	36.1
Questar Pipeline	47.2	53.0	189.5	203.1
Other	0.2	—	0.2	—
Total Revenues	397.9	343.0	1,220.0	1,098.9

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	128.5	93.2	285.9	192.3
Operating and maintenance	52.1	47.6	174.3	180.8
General and administrative	30.8	32.8	121.0	120.8
Retirement incentive	—	4.9	—	4.9
Production and other taxes	12.2	9.9	57.4	47.9
Depreciation, depletion and amortization	51.4	46.0	194.8	181.6
Asset impairment	—	—	80.6	—
Total Operating Expenses	275.0	234.4	914.0	728.3
Net gain (loss) from asset sales	(0.3)	—	(0.2)	5.1
OPERATING INCOME	122.6	108.6	305.8	375.7
Interest and other income	0.7	1.3	9.9	7.0
Income from unconsolidated affiliate	0.9	0.9	3.7	3.7
Interest expense	(14.2)	(13.6)	(56.9)	(57.9)
INCOME BEFORE INCOME TAXES	110.0	97.2	262.5	328.5
Income taxes	(41.9)	(33.4)	(101.3)	(116.5)
NET INCOME	$68.1	$63.8	$161.2	$212.0

EARNINGS PER COMMON SHARE
Basic	$0.39	$0.36	$0.92	$1.20
Diluted	0.39	0.36	0.92	1.19
Weighted-average common shares outstanding
Used in basic calculation	175.5	175.2	175.4	176.5
Used in diluted calculation	175.9	175.9	176.0	177.5
Dividends per common share	$0.18	$0.17	$0.71	$0.665

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions)
Net income	$68.1	$63.8	$161.2	$212.0
Other comprehensive income (loss):
Pension and other postretirement benefits	144.1	(52.8)	168.8	(33.0)
Interest rate cash flow hedges	0.1	—	0.5	0.4
Change in fair value of long-term investment	—	—	(0.1)	0.1
Income taxes	(55.3)	20.2	(64.7)	12.3
Net other comprehensive income (loss)	88.9	(32.6)	104.5	(20.2)
COMPREHENSIVE INCOME	$157.0	$31.2	$265.7	$191.8

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$337.4	$281.0	$985.2	$859.7
Wexpro	13.1	9.0	45.1	36.1
Questar Pipeline	47.2	53.0	189.5	203.1
Other	0.2	—	0.2	—
Total	$397.9	$343.0	$1,220.0	$1,098.9

Revenues from Affiliated Companies
Questar Gas	$—	$0.2	$0.6	$2.5
Wexpro	79.6	69.5	294.8	274.1
Questar Pipeline	21.9	19.2	76.7	74.4
Total	$101.5	$88.9	$372.1	$351.0

Operating Income (Loss)
Questar Gas	$46.6	$40.3	$101.9	$92.9
Wexpro	45.8	40.2	167.7	158.1
Questar Pipeline	29.8	28.8	35.5	124.0
Corporate and other	0.4	(0.7)	0.7	0.7
Total	$122.6	$108.6	$305.8	$375.7

Net Income (Loss)
Questar Gas	$26.0	$23.8	$52.8	$47.1
Wexpro	28.4	27.4	110.6	103.9
Questar Pipeline	15.8	14.9	8.2	64.7
Corporate and other	(2.1)	(2.3)	(10.4)	(3.7)
Total	$68.1	$63.8	$161.2	$212.0

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	39.5	31.9	114.9	96.2
Industrial sales	1.2	1.1	4.4	4.7
Transportation for industrial customers	18.6	16.2	64.5	62.0
Total industrial	19.8	17.3	68.9	66.7
Total deliveries	59.3	49.2	183.8	162.9

Natural gas revenue (per dth)
Residential and commercial sales	$8.02	$8.13	$7.92	$8.19
Industrial sales	7.04	7.84	6.47	5.79
Transportation for industrial customers	0.21	0.20	0.22	0.19
Colder (warmer) than normal temperatures	3%	(16%)	8%	(16%)
Temperature-adjusted usage per customer (dth)	37.0	34.9	108.0	108.4
Customers at Dec. 31, (thousands)	946	931

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	15.7	13.6	59.2	57.5
Natural gas - sales (Bcf)	1.0	—	1.4	—
Oil and NGL (Mbbl)	159	182	617	665
Natural gas average sales price (per Mcf)	$3.78	$—	$3.74	$—
Oil and NGL average sales price (per bbl)	$82.70	$76.69	$85.20	$80.61
Investment base at Dec. 31, (in millions)	$589.7	$531.1

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	188.1	204.0	753.4	785.4
For Questar Gas	37.8	23.4	119.5	107.2
Total transportation	225.9	227.4	872.9	892.6

Transportation revenue (per dth)	$0.22	$0.21	$0.22	$0.22
Net firm-daily transportation demand at Dec. 31, (Mdth)	5,121	5,039
Natural gas processing
NGL sales (Mbbl)	36	52	163	253
NGL average sales price (per bbl)	$60.24	$57.45	$59.00	$61.16

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2013	2012
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$16.0	$16.8
Accounts and notes receivable, net	123.8	114.3
Unbilled gas accounts receivable	93.4	78.3
Inventories	63.7	63.5
Prepaid expenses and other	9.5	13.1
Current regulatory assets	35.8	46.7
Deferred income taxes - current	9.7	13.0
Total Current Assets	351.9	345.7
Property, Plant and Equipment	5,674.7	5,333.3
Accumulated depreciation, depletion and amortization	(2,124.4)	(2,016.3)
Net Property, Plant and Equipment	3,550.3	3,317.0
Investment in unconsolidated affiliate	25.6	26.5
Noncurrent regulatory and other assets	73.8	67.9
TOTAL ASSETS	$4,001.6	$3,757.1

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$276.0	$263.0
Accounts payable and accrued expenses	264.8	235.2
Current regulatory liabilities	14.1	5.8
Current portion of long-term debt and capital lease obligation	0.9	42.7
Total Current Liabilities	555.8	546.7
Long-term debt and capital lease obligation, less current portion	1,285.5	1,138.2
Deferred income taxes	707.2	603.4
Noncurrent regulatory and other liabilities	254.3	433.2
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,198.8	1,035.6
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,001.6	$3,757.1

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	12 Months Ended
	December 31,
	2013	2012
	(in millions)
OPERATING ACTIVITIES
Net income	$161.2	$212.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	201.8	189.2
Deferred income taxes	42.4	118.6
Asset impairment	80.6	—
Share-based compensation	10.2	9.9
Net (gain) loss from asset sales	0.2	(5.1)
(Income) from unconsolidated affiliate	(3.7)	(3.7)
Distributions from unconsolidated affiliate and other	5.5	4.9
Changes in operating assets and liabilities	4.1	(58.1)
NET CASH PROVIDED BY OPERATING ACTIVITIES	502.3	467.7

INVESTING ACTIVITIES
Property, plant and equipment	(399.4)	(370.7)
Wexpro acquisition of producing properties	(104.3)	—
Cash used in disposition of assets	(4.9)	(3.0)
Proceeds from disposition of assets	0.4	8.4
NET CASH USED IN INVESTING ACTIVITIES	(508.2)	(365.3)

FINANCING ACTIVITIES
Common stock	(1.9)	(80.3)
Long-term debt issued, net of issuance costs	147.3	148.8
Long-term debt and capital lease obligation repaid	(42.7)	(92.3)
Change in short-term debt	13.0	44.0
Dividends paid	(124.6)	(117.4)
Tax benefits from share-based compensation	14.0	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	5.1	(97.2)
Change in cash and cash equivalents	(0.8)	5.2
Beginning cash and cash equivalents	16.8	11.6
Ending cash and cash equivalents	$16.0	$16.8

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the 12 months ended December 31, 2013. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the same period.

	Questar Consolidated	Questar Pipeline
	12 Months Ended
	December 31, 2013

Net income [1]	$161.2	$8.2
Asset impairment charge	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4
Adjusted earnings before asset impairment charge [3]	$213.6	$60.6

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.92
Diluted loss per share attributable to asset impairment	0.29
Adjusted diluted earnings per share before asset impairment	$1.21
Weighted-average common shares outstanding
Used in diluted calculation	176.0

Return on Average Common Equity
Average common shareholders' equity [2]	$1,117.2	$579.1
Change in average shareholders' equity attributable to asset impairment	26.2	26.2
Average common shareholders' equity before asset impairment [4]	$1,143.4	$605.3

Return on average common equity [1] ÷ [2]	14.4%	1.4%
Change in ROE attributable to asset impairment charge	4.3%	8.6%
Adjusted ROE before asset impairment charge [3] ÷ [4]	18.7%	10.0%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended December 31, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$68.1	$26.0	$28.4	$15.8	$(2.1)
Interest expense	14.2	5.6	—	6.3	2.3
Income taxes	41.9	16.3	18.2	9.2	(1.8)
Depreciation, depletion and amortization	51.4	12.8	24.2	13.3	1.1
Net loss from asset sales	0.3	—	0.3	—	—
Adjusted EBITDA	$175.9	$60.7	$71.1	$44.6	$(0.5)

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended December 31, 2012:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$63.8	$23.8	$27.4	$14.9	$(2.3)
Interest expense	13.6	5.0	—	6.5	2.1
Income taxes	33.4	13.2	13.8	8.6	(2.2)
Depreciation, depletion and amortization	46.0	12.2	19.2	13.7	0.9
Net (gain) loss from asset sales	—	—	0.1	(0.1)	—
Retirement incentive	4.9	2.4	0.2	0.9	1.4
Adjusted EBITDA	$161.7	$56.6	$60.7	$44.5	$(0.1)

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2013:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$161.2	$52.8	$110.6	$8.2	$(10.4)
Interest expense	56.9	22.3	0.1	25.8	8.7
Income taxes	101.3	31.9	62.0	7.0	0.4
Depreciation, depletion and amortization	194.8	49.7	85.8	55.5	3.8
Net loss from asset sales	0.2	—	0.2	—	—
Asset impairment	80.6	—	—	80.6	—
Adjusted EBITDA	$595.0	$156.7	$258.7	$177.1	$2.5

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2012:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$212.0	$47.1	$103.9	$64.7	$(3.7)
Interest expense	57.9	24.1	—	26.3	7.5
Income taxes	116.5	27.2	57.0	37.3	(5.0)
Depreciation, depletion and amortization	181.6	47.2	77.4	54.3	2.7
Net (gain) from asset sales	(5.1)	—	(2.4)	(2.7)	—
Retirement incentive	4.9	2.4	0.2	0.9	1.4
Adjusted EBITDA	$567.8	$148.0	$236.1	$180.8	$2.9